VOTING AGREEMENT,  dated as of June 9, 2000 (this "Agreement"),  among
America Online, Inc., a Delaware corporation ("America Online"), and the stockholders of TiVo Inc., a Delaware corporation ("TiVo"), that are parties hereto (each, a "Stockholder" and, collectively, the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, America Online and TiVo are, concurrently with the execution and delivery of this Agreement, entering into an Investment Agreement, dated as of the date hereof (including the exhibits thereto, the "Investment Agreement;" capitalized terms used without definition herein having the meanings assigned to them in the Investment Agreement), pursuant to which America Online will acquire shares of the capital stock of TiVo; and

         WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of common stock, par value $0.001 per share, of TiVo ("TiVo Common Stock"), as set forth on the signature page hereof beneath such Stockholder's name (with respect to each Stockholder, such Stockholder's "Existing Shares" and, together with any shares of TiVo Common Stock or other voting capital stock of TiVo acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder's "Shares");

         NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                     VOTING

1.1 Agreement to Vote. Each Stockholder hereby agrees that it shall, and shall cause the holder of record on any applicable record date to, from time to time, at the request of America Online, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of TiVo, however called, or in connection with any written consent of the holders of TiVo Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of TiVo (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of (i) the amendments to the certificate of incorporation of TiVo contemplated by the Investment Agreement and the form of Amended and Restated Certificate of Incorporation of TiVo attached as Exhibit A to the Investment Agreement and (ii) the approval of the issuance by TiVo of the Shares, the Conversion Shares, the Warrants and the Warrant Shares (as each such term is defined in the Investment Agreement) pursuant to the terms of the Investment Agreement and shares of Common Stock pursuant to the Stockholders Agreement (any matter under clauses
(i) or (ii), a "Subject Proposal").

1.2 Proxy. Each Stockholder hereby irrevocably grants to, and appoints, David Courtney and any person designated in writing by him, and each of them individually, as such Stockholder's proxy, agent and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote (or cause to be voted) the Shares beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, or grant a consent or approval in respect of such Shares, in each case, on any Subject Proposal in a manner consistent with Section 1.1. America Online acknowledges that no Stockholder is granting a proxy with respect to any matter to be voted on by TiVo's stockholders other than a Subject Proposal. Each Stockholder hereby affirms that such proxy is given in connection with the execution of the Investment Agreement, is coupled with an interest and may under no circumstances be revoked prior to the termination of this Agreement.

1.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in America Online any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and America Online shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of TiVo or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholders' duties or responsibilities as stockholders of TiVo.

1.4 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Investment Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder's obligations pursuant to this Agreement.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

         Each Stockholder hereby, severally and not jointly, represents and warrants to America Online as follows:

2.1 Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of America Online, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

2.2 Shares. Such Stockholder's Existing Shares are, and all of its Shares from the date hereof through and on the Closing Date will be, owned beneficially and of record by such Stockholder (subject to any dispositions of Shares permitted by Section 3.1(a) hereof). As of the date hereof, such Stockholder's Existing Shares constitute all of the shares of TiVo Common Stock owned of record or beneficially by such Stockholder. Such Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Existing Shares and with respect to all of such Stockholder's Shares at the Company Stockholders Meeting, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                                   ARTICLE III

                                 OTHER COVENANTS

3.1      Further Agreements of Stockholders.

(a) Each Stockholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with TiVo or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Existing Shares, any Shares acquired after the date hereof, any securities exercisable for or convertible into TiVo Common Stock, any other capital stock of TiVo or any interest in any of the foregoing with any Person, except to a Person who agrees in writing, pursuant to an agreement delivered to AOL, to be bound by this Agreement as a Stockholder and be subject to Sections 1.1 and 1.2.

(b) In the event of a stock dividend or distribution, or any change in TiVo Common Stock by reason of any stock dividend or distribution, or any change in TiVo Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

                                   ARTICLE IV

                                  MISCELLANEOUS

4.1 Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the date on which the Company Stockholder Approval (as defined in the Investment Agreement) is received, (b) the termination of the Investment Agreement pursuant to the terms thereof, or
(c) December 31, 2000. Nothing in this Section 4.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

4.2 Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

4.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to America Online, to its address specified in Section 7.8 of the Investment Agreement (including a copy to Simpson Thacher & Bartlett); and

(b) if to a Stockholder, as provided on the signature pages hereof.

4.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

4.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

4.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

4.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

               [Remainder of this page intentionally left blank].

         IN WITNESS WHEREOF, America Online and each of the Stockholders have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

                             AMERICA ONLINE, INC.



                             By:      /s/ David M. Colburn
                             Name:    David M. Colburn
                             Title:   President, Business Affairs


                                      /s/ Michael Ramsay
                                      Michael Ramsay

                                      Number of Existing Shares: 2,114,999

                                      Notices
                                      Address: c/o TiVo, Inc.
                                               2160 Gold Street
                                               Alviso, CA 95002
                                               Fax: (408) 519-5333
                                      Attention:


                                      /s/ James Barton
                                      James Barton

                                      Number of Existing Shares: 1,624,999

                                      Notices
                                      Address: TiVo, Inc.
                                               2160 Gold Street
                                               Alviso, CA 95002
                                               Fax: (408) 519-5333
                                      Attention:


                                      /s/ David Courtney
                                      David Courtney

                                      Number of Existing Shares: 75,000

                                      Notices
                                      Address: TiVo, Inc.
                                               2160 Gold Street
                                               Alviso, CA 95002
                                               Fax: (408) 519-5333
                                      Attention:


                                      New Enterprise Associates VII,
                                      Limited Partnership

                                      By: NEA Partners VII, Limited Partnership
                                      Its General Partner

                                      By: /s/ Mark Perry
                                      Name: Mark W. Perry
                                      Title: General Partner

                                      NEA Presidents Fund, L.P.

                                      By: NEA General Partners, L.P.
                                      Its General Partner

                                      By: /s/ C. Richard Kramlich
                                      Name: C. Richard Kramlich
                                      Title: General Partner

                                      NEA Ventures 1997, Limited Partnership

                                      By: /s/ Jacqueline Myers
                                      Name: Jacqueline Myers
                                      Title: Vice President

                                      Number of Existing Shares: 4,167,204

                                      Notices

                                      Address: New Enterprise Associates
                                               2490 Sand Hill Road
                                               Menlo Park, CA 94025
                                               Fax:  (650) 854-9397
                                      Attention: Stewart Alage

                                      Institutional Venture Partners VII, L.P.

                                      By Its General Partner
                                      Institutional Venture Management VII, L.P.

                                      By: /s/ Norman A. Fogelsong
                                      Name: Norman A. Fogelsong
                                      Title: General Partner

                                      Institutional Venture Management VII, L.P.

                                      By: /s/ Norman A. Fogelsong
                                      Name: Norman A. Fogelsong
                                      Title: General Partner

                                      IVP Founders Fund I, L.P.

                                      By Its General Partner
                                      Institutional Venture Management VI, L.P.

                                      By: /s/Norman A. Fogelsong
                                      Name: Norman A. Fogelsong
                                      Title: General Partner

                                      Number of Existing Shares: 4,217,204

                                      Notices

                                      Address: 3000 Sand Hill Road
                                               Bldg. 2, Suite 290
                                               Menlo Park, CA 94025
                                               Fax:   (650) 854-5762
                                      Attention: Geoffrey Young


                                      Philips Venture Capital Fund B.V.


                                      By:     /s/ James Oosterveld
                                      Name:   James Oosterveld
                                      Title:  Director
                                      and
                                      By:     /s/ A.Westerlaken
                                      Name:   A. Westerlaken
                                      Title:  Director

                                      Number of Existing Shares: 1,351,351

                                      Notices

                                      Address: Philips Venture Capital Fund B.V.
                                               Building HRT-24
                                               Rembrandt Tower
                                               Amstelplain 1
                                               P.O. Box 77900
                                               1070 MX Amsterdam
                                               The Netherlands
                                               Fax:  31 20 59 77 890
                                      Attention: Mr. J. P. Oosterveld


                                      Sony Corporation of America, Inc.

                                      By:    /s/ Kenneth L. Ness
                                      Name:  Kenneth L. Ness
                                      Title: Senior Vice President and Secretary

                                      Number of Existing Shares: 2,643,482

                                      Notices

                                      Address:
                                      Fax:
                                      Attention:


                                      DirecTV, Inc.

                                      By:    /s/ E.W. Hartenstein
                                      Name:  E.W. Hartenstein
                                      Title: Chariman of the Board

                                      Number of Existing Shares: 3,386,601

                                      Notices

                                      Address: 2230 E. Imperial Highway
                                               El Segundo, CA 90245
                                               Fax: (310) 964-0222
                                               cc:  (310) 726-4884
                                      Attention: E.W. Hartenstein
                                      cc:        Legal Department


                                      /s/ John Hendricks
                                          John Hendricks

                                      Number of Existing Shares: 720,461

                                      Notices

                                      Address: Discovery Communications, Inc.
                                               7700 Wisconsin Avenue
                                               Bethesda, MD 20819
                                               Fax: (301) 986-5999
                                      Attention: John Hendricks